ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") is made and entered into effective as of this 30 day of April, 2019, by and between MACH II MCB SILVER PORTFOLIO OWNER ONE, LLC a Delaware limited liability company ("Assignor"), and AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP, a Minnesota limited partnership ("Assignee").

RECITALS:

A.
Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated March 22, 2019, as it may have been amended (the "Agreement"), pursuant to which Assignee is acquiring from Assignor the real property and improvements, located on property more particularly described on EXHIBIT A attached hereto and incorporated herein by this reference.

B.
Pursuant to the terms of the Agreement, Assignor desires to sell, assign, convey, transfer and set over to Assignee and Assignee desires to assume all of Assignor 's interest in that certain Lease Agreement, dated January 12, 1999, as amended by that certain First Amendment to Lease Agreement dated May 12, 1999, and as further amended by that certain Second Amendment to Lease Agreement dated September 28, 2018 (collectively the "Lease"), by and between Assignor (per that certain Assignment and Assumption of Leases dated December 18, 2015 by and between CENTRAL PARK 1201, LLC and other entities as assignor, and Landlord as assignee) and Bassett Direct NC, LLC, a Virginia limited liability company (the "Tenant") as successor in interest to Bassett  Direct Stores, Inc., including all rents prepaid for any period subsequent to the date of this Assignment, subject to the terms and conditions set forth below. The Lease is evidenced by a Memorandum of Lease dated May 18, 1999, recorded May 20, 1999 in Deed Book 325, Page 144, Clerk's Office, Circuit Court, City of Fredericksburg, Virginia.

      C. Assignor is the Landlord under the Lease with full right and title to assign the Lease and the Rent to Assignee as provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Assignor and Assignee hereby agree as follows:

1 Assignor hereby irrevocably and unconditionally sells, assigns, conveys, transfers and sets over unto Assignee, its heirs, successors and assigns as of the date hereof (the "Effective Date"), all of Assignor's right, title and interest in, to and under : (i) the Lease, together with any and all guaranties thereof, if any, and (ii) any and all rents prepaid as of the Effective Date, held by Assignor in connection with the Lease (the "Rent") accruing, or payable with respect to, the period from and after the Effective Date (unless such Rent was adjusted between the parties at Closing). Not included in the foregoing assignment are any claims for arrears rent or any other claims that the Landlord may have against the Tenant under the Lease first arising or accruing prior to the Effective Date, but remaining unpaid thereafter, all of which shall be retained by Assignor, subject to the rights of the Tenant under the Lease.

2.
Assignee hereby assumes and shall be liable for any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising in connection with the Lease which are actually incurred, and which arise by virtue of acts or omissions occurring thereunder, on or after the Effective Date. Assignee shall be entitled to receive all income arising from the Lease from and after said Effective Date. Assignor shall be entitled to receive all income arising from the Lease prior to the Effective Date.

3.
Assignor shall direct the tenant and any successor tenant under the Lease to pay to Assignee the Rent and all other monetary obligations due or to become due under the Lease for the period beginning on the Effective Date.

4.	This Assignment shall be governed by and construed in accordance with the laws of the state in which the Property is located.

5.	All rights and obligations of Assignee and Assignor hereunder shall be binding upon and inure to the benefit of Assignor, Assignee and the heirs, successors and assigns of each such party.

6.
This Assignment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Assignment may be detached from any counterpart of this Assignment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

7.
Whenever the context so requires in this Assignment, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person " shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the day and year first above written.

ASSIGNOR:

MACH IIMCB SILVER PORTFOLIO OWNER ONE, LLC
a Delaware limited liability company

By:   MACH IIMCB INVESTMENTS, LLC,
         a Delaware limited liability company, its Sole Member and Manager

By: MCB Mach Investor LLC,
       a Maryland limited liability company, its Administrative Manager

By:  Mach Manager LLC,
a Maryland limited liability company
its Sole Manager

By:  /s/ David Bramble
P. David Bramble,
Its Sole Member

STATE OF MARYLAND                     )
                              ) ss:
CITY OF BALTIMORE    )

I, the undersigned Notary Public, in and for the state and city aforesaid, do hereby certify that P. David Bramble, known to me to be, or satisfactorily proven to be the person whose name is subscribed to the foregoing document, personally appeared before me in the jurisdiction set forth above and acknowledged himself to be the Sole Member of Mach Manager LLC, a Maryland limited liability company, the Manager of MCB Mach Investor LLC, a Maryland limited liability company, the Administrative Manager of Mach IIMCB  Investments, LLC, a Delaware  limited liability company, the Sole Member and Manager of Mach IIMCB Silver Portfolio Owner One, LLC, a Delaware limited liability company, and that he, in such capacity being authorized so to do, executed the foregoing document for the purposes therein contained , by signing his name on behalf of the limited liability company.

   Date: 4-29-2019

[Notarial Seal]                                                /s/ Ryan M Bailey
                                                      Signature of Person Taking Acknowledgment
My Commission Expires: 2-4-2020           Title: Notary Public
                                                       Serial No, (if any): N/A

AEI Net Lease Income & Growth Fund XX
Limited Partnership

	By:	AEI Fund Management XX, Inc., a
Minnesota corporation
	Its:	Corporate General Partner

Date: May 6, 2019	By:	/s/ Marni Nygard
Marni Nygard, its Chief Investment Officer

STATE OF MINNESOTA )
                               ) SS.
COUNTY OF RAMSEY )

The forgoing instrument was acknowledged before me this 29th day of April, 2019, by Marni Nygard, as Chief Investment Officer of AEI Fund Management XX, Inc., the Corporate General Partner of AEI Net Lease Income & Growth Fund XX Limited Partnership, a Minnesota limited partnership, on behalf of said entities

WITNESS my hand and official seal. /s/ David M Streier
                 Notary Public

            [Notarial Seal]

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF LEASE

Legal Description

PARCEL 1: (For information only: No. 1 - Site 1201A - Bassett Furniture)

All that certain lot piece or parcel of land, situate, lying and being in the City of Fredericksburg , Virginia , containing 2 .361 acres, more or less, as shown on plat entitled "Plat of Subdivision Bassett Furniture Pad Site 2.361 Acres"  made by Reid, Bagby and Caldwell, P.C., Civil Engineers and Land Surveyor's dated September 1, 1999 and recorded in the Clerk's Office of the Circuit Court of the City of Fredericksburg, Virginia, in Plat Book 11 at pages 18-19.

And being the same property conveyed to Mach II MCB Silver Portfolio Owner One, LLC from Central Park 1201, LLC by Special Warranty Deed dated as of December 18, 2015 and recorded December 22, 2015 as Instrument No. 150003088.

Tax Map No. 7769-84-3911

PARCEL 2:

Together with non-exclusive easements set forth in Sections 2.1(A), 2.2(A) and 2.2(C) contained in that certain Operation and Easement Agreement dated June 26, 1996 and recorded June 28, 1996 in Deed Book 290 at page 742, and as amended by First Amendment to Operation and Easement Agreement dated August 28, 1997 and recorded November 3, 1997 in Deed Book 304 at page 850.

PARCEL 3:

Together with a non-exclusive easement set forth in Section 1 of that certain Declaration of Easement recorded June 28, 1996 in Deed Book 290 at page 716 and shown and designated as "34' Ingress/Egress and utility Esmt." on that certain plat prepared by Greenhorne & O'Mara, lnc. dated May 9, 1996, certified as of May 13, 1996, entitled "Plat Showing Ingress-Egress and Utility Easements Across the Property of Carl D. Silver at Center Park, City of Fredericksburg, VA.", recorded in Plat Book 8 at page 71 and attached to said Declaration of Easement.